NATIONAL STORAGE
AFFILIATES

NSASTORAGE.COM

REVENUE OPTIMIZATION
CUSTOMER CARE CENTER
WEB & IN-STORE EXPERIENCES
OPERATIONAL EFFICIENCIES
DIGITAL MARKETING

LEVERAGING AI & TECHNOLOGY TO DELIVER
EXCELLENCE AT EVERY TOUCHPOINT

2025

FOURTH QUARTER EARNINGS RELEASE
& SUPPLEMENTAL FINANCIAL INFORMATION

Table of Contents

Page

1	Earnings Release

7	Consolidated Statements of Operations

8	Consolidated Balance Sheets

9	Schedule 1 - Funds From Operations and Core Funds From Operations

11	Schedule 2 - Other Non-GAAP Financial Measurements

12	Schedule 3 - Portfolio Summary

14	Schedule 4 - Debt and Equity Capitalization

16	Schedule 5 - Summarized Information for Unconsolidated Real Estate Ventures

17	Schedule 6 - Same Store Performance Summary By MSA

21	Schedule 7 - Same Store Operating Data - Trailing Five Quarters

22	Schedule 8 - Reconciliation of Same Store Data and Net Operating Income to Net Income

23	Schedule 9 - Selected Financial Information

24	Glossary

February 25, 2026
National Storage Affiliates Trust Reports Fourth Quarter and Full Year 2025 Results
GREENWOOD VILLAGE, Colo. - (BUSINESS WIRE) - National Storage Affiliates Trust ("NSA" or the "Company") (NYSE: NSA) today reported the Company’s fourth quarter and full year 2025 results.
Fourth Quarter 2025 Highlights
•Reported net income of $36.8 million for the fourth quarter of 2025, an increase of 40.8% compared to the fourth quarter of 2024. Reported diluted earnings per share of $0.23 for the fourth quarter of 2025 compared to $0.15 for the fourth quarter of 2024.
•Reported core funds from operations ("Core FFO") of $77.4 million, or $0.57 per share for the fourth quarter of 2025, a decrease of 5.0% per share compared to the fourth quarter of 2024.
•Reported a decrease in same store net operating income ("NOI") of 0.7% for the fourth quarter of 2025 compared to the same period in 2024, driven by a 0.7% decrease in same store total revenues, partially offset by a 0.8% decrease in same store property operating expenses.
•Reported same store period-end occupancy of 84.0% as of December 31, 2025, a decrease of 70 basis points compared to December 31, 2024.
•Completed the sale of three wholly-owned self storage properties to unaffiliated third parties for net proceeds of approximately $23.8 million.
•As previously announced, the Company has entered into an agreement with an affiliate of Investment Real Estate Management, LLC (the "IRE Member") to form a new venture to acquire self storage properties (the "IRE Investment"), whereby the Company committed to provide 75% of the equity capital, up to a maximum of $105.0 million, in cash in exchange for preferred equity, and the IRE Member committed to provide 25% of the equity capital, up to a maximum of $35.0 million, in cash in exchange for common equity. An affiliate of the IRE Member will serve as the manager of the IRE Investment and will manage the day-to-day operations of the self storage properties.
Full Year 2025 Highlights
•Reported net income of $116.3 million for full year 2025, a decrease of 36.6% compared to full year 2024. Reported diluted earnings per share of $0.69 for full year 2025 compared to $1.18 for full year 2024.
•Reported Core FFO of $301.7 million, or $2.23 per share for full year 2025, a decrease of 8.6% per share compared to full year 2024.
•Reported a decrease in same store NOI of 4.5% for full year 2025 compared to full year 2024, driven by a 2.3% decrease in same store total revenues and a 3.1% increase in same store property operating expenses.
•Acquired four wholly-owned self storage properties for approximately $24.9 million and three self storage properties through the Company's unconsolidated real estate ventures for approximately $50.0 million during full year 2025.
•Completed the sales of 15 wholly-owned self storage properties to unaffiliated third parties for net proceeds of approximately $96.9 million during full year 2025.
Highlights Subsequent to Quarter-End
•Completed the sale of three wholly-owned self storage properties to an unaffiliated third party for approximately $21.1 million, that were classified as held for sale as of December 31, 2025.
•Acquired one wholly-owned self storage property for approximately $10.4 million.

David Cramer, President and Chief Executive Officer, commented, "We delivered solid results for the quarter as all but one of our reported markets showed sequential improvement from the third to fourth quarters of 2025 in same store revenue growth and our Core FFO per share result came in at the top end of our guidance range. Same store revenue growth improved from the third quarter, while the occupancy delta versus last year continued to narrow, closing another 70 basis points in the fourth quarter, further confirmation that our efforts over the last few years to position NSA for growth are starting to deliver results."
Mr. Cramer further commented, “We are encouraged that this positive operating momentum has continued into the new year, making us bullish on the prospects for NSA in 2026 and beyond.”
Financial Results

($ in thousands, except per share and unit data)	Three Months Ended December 31,			Year Ended December 31,
	2025	2024	Change	2025	2024	Change
Net income	$36,781	$26,131	40.8%	$116,274	$183,270	(36.6)%

Funds From Operations ("FFO")(1)	$76,616	$79,746	(3.9)%	$295,005	$304,123	(3.0)%
Add acquisition costs	797	328	143.0%	1,959	1,602	22.3%
Add integration and executive severance costs(2)	—	1,137	—%	4,762	2,671	78.3%
Add loss on early extinguishment of debt	—	—	—%	—	323	—%
Core FFO(1)	$77,413	$81,211	(4.7)%	$301,726	$308,719	(2.3)%

Earnings per share - basic and diluted	$0.23	$0.15	53.3%	$0.69	$1.18	(41.5)%

FFO per share and unit(1)	$0.57	$0.59	(3.4)%	$2.18	$2.40	(9.2)%
Core FFO per share and unit(1)	$0.57	$0.60	(5.0)%	$2.23	$2.44	(8.6)%

(1)
Non-GAAP financial measures, including FFO, Core FFO and NOI, are defined in the Glossary in the supplemental financial information and, where appropriate, reconciliations of these measures and other non-GAAP financial measures to their most directly comparable GAAP measures are included in the Schedules to this press release and in the supplemental financial information.

(2)
Executive severance costs relate to the year ended December 31, 2024 and are recorded within the line items "General and administrative expenses" and "Non-operating income" in our consolidated statements of operations. Integration costs relate to expenses incurred as a part of the internalization of the PRO structure.

Net income increased $10.7 million for the fourth quarter of 2025 and decreased $67.0 million for the year ended December 31, 2025 ("year-to-date") as compared to the same periods in 2024. The year-to-date decrease in net income was primarily due to larger gains on the sale of self storage properties recognized during 2024. Additionally, the increase in net income for the fourth quarter of 2025 was primarily due to an increase in earnings from our unconsolidated real estate ventures, gain on sale of self storage properties and a decrease in depreciation expense.
The decrease in FFO and Core FFO per share and unit for the fourth quarter of 2025 and year-to-date was primarily driven by a decrease in same store NOI and an increase in interest expense. These impacts were partially offset by decreased management fees paid to former PROs, reflected within general and administrative expenses, following the internalization of the PRO structure.

Same Store Operating Results (771 Stores)

($ in thousands, except per square foot data)	Three Months Ended December 31,			Year Ended December 31,
	2025	2024	Change	2025	2024	Change
Total revenues	$169,357	$170,587	(0.7)%	$677,239	$693,406	(2.3)%
Property operating expenses	49,300	49,680	(0.8)%	207,095	200,852	3.1%
Net Operating Income (NOI)	$120,057	$120,907	(0.7)%	$470,144	$492,554	(4.5)%
NOI Margin	70.9%	70.9%	—%	69.4%	71.0%	(1.6)%

Average Occupancy	84.3%	85.5%	(1.2)%	84.3%	86.0%	(1.7)%
Average Annualized Rental Revenue Per Occupied Square Foot	$15.76	$15.60	1.0%	$15.71	$15.74	(0.2)%
Year-over-year same store total revenue decreased 0.7% for the fourth quarter of 2025 and 2.3% year-to-date as compared to the same periods in 2024. The decrease for the fourth quarter was driven primarily by a 120 basis point decrease in average occupancy. The year-to-date same store total revenue decrease was driven primarily by a 170 basis point decrease in average occupancy and a 0.2% decrease in average annualized rental revenue per occupied square foot. Markets which generated above portfolio average same store total revenue growth include: Portland, San Juan, PR and Wichita. Markets which generated below portfolio average same store total revenue growth include: Riverside-San Bernardino, Atlanta and Phoenix.
Year-over-year same store property operating expenses decreased 0.8% for the fourth quarter of 2025 and increased 3.1% year-to-date as compared to the same periods in 2024. The decrease for the fourth quarter of 2025 was primarily driven by decreases in personnel, utilities and insurance costs. The increase year-to-date was primarily driven by increases in marketing, property tax expense and utilities, partially offset by decreases in insurance costs.
Investment and Disposition Activity
During the fourth quarter, NSA completed the sale of three wholly-owned self storage properties, consisting of approximately 290,000 rentable square feet configured in approximately 2,000 storage units for approximately $23.8 million.
Balance Sheet
As of December 31, 2025, NSA has approximately $542.1 million of available capacity on its $950.0 million revolving line of credit.
Common Share Dividends
On November 13, 2025, NSA's Board of Trustees declared a quarterly cash dividend of $0.57 per common share. The fourth quarter 2025 dividend was paid on December 31, 2025 to shareholders of record as of December 15, 2025.
For full year 2025, NSA's Board of Trustees declared cash dividends of $2.28 per common share.

2026 Guidance
The following table outlines NSA's Core FFO per share guidance estimates and related assumptions for the year ended December 31, 2026.

	Current Ranges for Full Year 2026		Actual Results for Full Year 2025
	Low	High
Core FFO per share(1)	$2.13	$2.25	$2.23

Same store operations(2)
Total revenue growth	(0.3)%	2.1%	(2.3)%
Property operating expenses growth	2.0%	4.0%	3.1%
NOI growth	(2.0)%	2.0%	(4.5)%

General and administrative expenses
General and administrative expenses (excluding equity-based compensation), in millions	$44.5	$46.5	$42.3
Equity-based compensation, in millions	$8.5	$9.0	$8.8

Management fees and other revenue, in millions	$48.5	$50.5	$48.5
Core FFO from unconsolidated real estate ventures, in millions(3)	$20.5	$22.5	$22.4

Acquisitions - consolidated and joint venture (at share), in millions	$50.0	$150.0	$37.4
Dispositions - consolidated and joint venture (at share), in millions	$50.0	$150.0	$96.9

	Current Ranges for Full Year 2026
	Low	High
Earnings per share - diluted	$0.93	$1.03
Impact of the difference in weighted average number of shares and GAAP accounting for noncontrolling interests, two-class method and treasury stock method	(0.18)	(0.20)
Add real estate depreciation and amortization	1.41	1.42
Add (subtract) equity in losses (earnings) of unconsolidated real estate ventures	(0.06)	(0.06)
Add NSA's share of FFO of unconsolidated real estate ventures	0.15	0.17
Less gain on sale of self storage properties	(0.13)	(0.13)
Add acquisition costs and NSA's share of unconsolidated real estate venture acquisition costs	0.01	0.02
Core FFO per share and unit	$2.13	$2.25

(1)	The table above provides a reconciliation of the range of estimated earnings per share - diluted to estimated Core FFO per share and unit.
(2)	2026 guidance reflects NSA's 2026 same store pool comprising 735 stores. 2025 actual results reflect NSA's 2025 same store pool comprising 771 stores.
(3)	Estimates for 2026 include the impact of assumed refinancing of debt at market interest rates by the 2016 Joint Venture, which has approximately $359.0 million of principal debt maturing in October 2026, with a current interest rate of 3.50%.
Supplemental Financial Information
The full text of this earnings release and supplemental financial information, including certain financial information referenced in this release, are available on NSA's website at www.nsastorage.com and as exhibit 99.1 to the Company's Form 8-K furnished to the SEC on February 25, 2026.

Non-GAAP Financial Measures & Glossary
This press release contains certain non-GAAP financial measures. These non-GAAP measures are presented because NSA's management believes these measures help investors understand NSA's business, performance and ability to earn and distribute cash to its shareholders by providing perspectives not immediately apparent from net income (loss). These measures are also frequently used by securities analysts, investors and other interested parties. The presentations of FFO, Core FFO and NOI in this press release are not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. In addition, NSA's method of calculating these measures may be different from methods used by other companies, and, accordingly, may not be comparable to similar measures as calculated by other companies that do not use the same methodology as NSA. These measures, and other words and phrases used herein, are defined in the Glossary in the supplemental financial information and, where appropriate, reconciliations of these measures and other non-GAAP financial measures to their most directly comparable GAAP measures are included in the Schedules to this press release and in the supplemental financial information.
Quarterly Teleconference and Webcast
The Company will host a conference call at 1:00 pm Eastern Time on Thursday, February 26, 2026 to discuss its fourth quarter 2025 financial results. At the conclusion of the call, management will accept questions from certified financial analysts. All other participants are encouraged to listen to a webcast of the call by accessing the link found on the Company's website at www.nsastorage.com.
Conference Call and Webcast:
Date/Time: Thursday, February 26, 2026, 1:00 pm ET
Webcast available at: www.nsastorage.com.
Domestic (Toll Free US & Canada): 877.407.9711
International: 412.902.1014
A replay of the webcast will be available for 30 days on NSA's website at www.nsastorage.com.
Upcoming Industry Conferences
NSA management is scheduled to participate in Citi's 2026 Global Property CEO Conference on March 2 - 4, 2026 in Hollywood, Florida.

About National Storage Affiliates Trust
National Storage Affiliates Trust is a real estate investment trust headquartered in Greenwood Village, Colorado, focused on the ownership, operation and acquisition of self storage properties predominantly located within the top 100 metropolitan statistical areas throughout the United States. As of December 31, 2025, the Company held ownership interests in and operated 1,063 self storage properties, located in 37 states and Puerto Rico with approximately 69.4 million rentable square feet, excluding three properties classified as held for sale, that were sold to a third party in January 2026. NSA is one of the largest owners and operators of self storage properties among public and private companies in the United States. For more information, please visit the Company’s website at www.nsastorage.com. NSA is included in the MSCI US REIT Index (RMS/RMZ), the Russell 1000 Index of Companies and the S&P MidCap 400 Index.

NOTE REGARDING FORWARD LOOKING STATEMENTS
Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. These forward-looking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives. Changes in any circumstances may cause the Company's actual results to differ significantly from those expressed in any forward-looking statement. When used in this release, the words "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: market trends in the Company's industry, interest rates, inflation, the debt and lending markets or the general economy; the Company's business and investment strategy; the acquisition and disposition of properties, including those under contract and the Company's ability to execute on its acquisition pipeline; the timing of acquisitions or dispositions under contract; the Company's ability to realize the benefits from the internalization of the PRO structure and portfolio optimization strategy; and the Company's guidance estimates for the year ending December 31, 2026. For a further list and description of such risks and uncertainties, see the Company's most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission, and the other documents filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company's beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Contact:
National Storage Affiliates Trust
Investor/Media Relations
George Hoglund, CFA
Vice President - Investor Relations
720.630.2160
ghoglund@nsareit.net

National Storage Affiliates Trust
Consolidated Statements of Operations
(in thousands, except per share amounts) (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
REVENUE
Rental revenue	$169,269	$171,029	$678,489	$700,247
Other property-related revenue	5,934	6,708	25,911	27,362
Management fees and other revenue	11,828	12,381	48,529	42,726
Total revenue	187,031	190,118	752,929	770,335
OPERATING EXPENSES
Property operating expenses	51,468	52,245	217,546	211,852
General and administrative expenses	13,721	12,629	51,130	57,606
Depreciation and amortization	46,707	48,153	189,320	189,855
Other	3,214	3,356	16,291	13,866
Total operating expenses	115,110	116,383	474,287	473,179
OTHER (EXPENSE) INCOME
Interest expense	(40,152)	(39,340)	(162,445)	(154,260)
Loss on early extinguishment of debt	—	—	—	(323)
Equity in earnings (losses) of unconsolidated real estate ventures	1,894	(5,284)	(7,327)	(16,075)
Acquisition and integration costs	(797)	(1,465)	(6,721)	(3,616)
Non-operating (expense) income	(391)	(38)	934	314
Gain on sale of self storage properties	5,297	—	16,293	63,841
Other expense, net	(34,149)	(46,127)	(159,266)	(110,119)
Income before income taxes	37,772	27,608	119,376	187,037
Income tax expense	(991)	(1,477)	(3,102)	(3,767)
Net income	36,781	26,131	116,274	183,270
Net income attributable to noncontrolling interests	(13,890)	(9,403)	(42,490)	(71,752)
Net income attributable to National Storage Affiliates Trust	22,891	16,728	73,784	111,518
Distributions to preferred shareholders	(5,117)	(5,113)	(20,462)	(20,445)
Net income attributable to common shareholders	$17,774	$11,615	$53,322	$91,073

Earnings per share - basic and diluted	$0.23	$0.15	$0.69	$1.18

Weighted average shares outstanding - basic and diluted	76,952	76,240	76,638	76,844

National Storage Affiliates Trust
Consolidated Balance Sheets
(dollars in thousands, except per share amounts)
(unaudited)

	December 31,	December 31,
	2025	2024
ASSETS
Real estate
Self storage properties	$5,814,854	$5,864,134
Less accumulated depreciation	(1,213,537)	(1,051,638)
Self storage properties, net	4,601,317	4,812,496
Cash and cash equivalents	23,328	50,408
Restricted cash	310	345
Debt issuance costs, net	2,890	5,632
Investment in unconsolidated real estate ventures	231,779	246,193
Other assets, net	185,403	218,482
Assets held for sale, net	14,519	—
Operating lease right-of-use assets	20,569	20,906
Total assets	$5,080,115	$5,354,462
LIABILITIES AND EQUITY
Liabilities
Debt financing	$3,405,102	$3,449,087
Accounts payable and accrued liabilities	94,627	98,657
Interest rate swap liabilities	4,052	471
Operating lease liabilities	22,620	22,888
Deferred revenue	19,931	20,012
Total liabilities	3,546,332	3,591,115
Equity
Preferred shares of beneficial interest, par value $0.01 per share. 50,000,000 authorized, 14,704,845 and 14,695,458 issued (in series) and outstanding at December 31, 2025 and December 31, 2024, respectively, at liquidation preference	341,130	340,895
Common shares of beneficial interest, par value $0.01 per share. 250,000,000 shares authorized, 77,089,734 and 76,344,661 shares issued and outstanding at December 31, 2025 and December 31, 2024, respectively	771	763
Additional paid-in capital	1,251,961	1,249,426
Distributions in excess of earnings	(652,240)	(530,652)
Accumulated other comprehensive income	4,416	15,548
Total shareholders' equity	946,038	1,075,980
Noncontrolling interests	587,745	687,367
Total equity	1,533,783	1,763,347
Total liabilities and equity	$5,080,115	$5,354,462

Supplemental Schedule 1

Funds From Operations and Core Funds From Operations
(in thousands, except per share and unit amounts) (unaudited)

Reconciliation of Net Income to FFO and Core FFO

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net income	$36,781	$26,131	$116,274	$183,270
Add (subtract):
Real estate depreciation and amortization	46,276	47,770	187,532	188,358
Equity in (earnings) losses of unconsolidated real estate ventures	(1,894)	5,284	7,327	16,075
Company's share of FFO in unconsolidated real estate ventures	6,318	6,129	22,437	24,156
Gain on sale of self storage properties	(5,297)	—	(16,293)	(63,841)
Distributions to preferred shareholders and unitholders	(5,568)	(5,568)	(22,272)	(22,273)
FFO attributable to subordinated performance units(1)	—	—	—	(21,622)
FFO attributable to common shareholders, OP unitholders, and LTIP unitholders	76,616	79,746	295,005	304,123
Add (subtract):
Acquisition costs	797	328	1,959	1,602
Integration and executive severance costs(2)	—	1,137	4,762	2,671
Loss on early extinguishment of debt	—	—	—	323
Core FFO attributable to common shareholders, OP unitholders, and LTIP unitholders	$77,413	$81,211	$301,726	$308,719

Weighted average shares and units outstanding - FFO and Core FFO:(3)
Weighted average shares outstanding - basic	76,952	76,240	76,638	76,844
Weighted average restricted common shares outstanding	23	19	23	20
Weighted average OP units outstanding	51,558	52,260	51,911	45,110
Weighted average DownREIT OP unit equivalents outstanding	5,769	5,769	5,769	3,955
Weighted average LTIP units outstanding	851	706	878	684
Total weighted average shares and units outstanding - FFO and Core FFO	135,153	134,994	135,219	126,613

FFO per share and unit	$0.57	$0.59	$2.18	$2.40
Core FFO per share and unit	$0.57	$0.60	$2.23	$2.44

(1)	Amounts represent distributions declared for subordinated performance unitholders and DownREIT subordinated performance unitholders for the periods presented.
(2)
Executive severance costs relate to the year ended December 31, 2024 and are recorded within the line items "General and administrative expenses" and "Non-operating income" in our consolidated statements of operations. Integration costs relate to expenses incurred as a part of the internalization of the PRO structure.

(3)
NSA combines OP units and DownREIT OP units with common shares because, after the applicable lock-out periods, OP units in the Company's operating partnership are redeemable for cash or, at NSA's option, exchangeable for common shares on a one-for-one basis and DownREIT OP units are also redeemable for cash or, at NSA's option, exchangeable for OP units in the Company's operating partnership on a one-for-one basis, subject to certain adjustments in each case. LTIP units may also, under certain circumstances, be convertible into or exchangeable for common shares (or other units that are convertible into or exchangeable for common shares). All subordinated performance units and DownREIT subordinated performance units were converted into OP units on July 1, 2024, in connection with the internalization of the PRO structure. See footnote(4) for additional discussion of subordinated performance units, DownREIT subordinated performance units, and LTIP units in the calculation of FFO and Core FFO per share and unit.

Supplemental Schedule 1 (continued)

Funds From Operations and Core Funds From Operations
(in thousands, except per share and unit amounts) (unaudited)

Reconciliation of Earnings Per Share - Diluted to FFO and Core FFO Per Share and Unit

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Earnings per share - diluted	$0.23	$0.15	$0.69	$1.18
Impact of the difference in weighted average number of shares(4)	(0.10)	(0.07)	(0.29)	(0.46)
Impact of GAAP accounting for noncontrolling interests, two-class method and treasury stock method(5)	0.10	0.07	0.29	0.55
Add real estate depreciation and amortization	0.34	0.35	1.38	1.49
Add equity in (earnings) losses of unconsolidated real estate ventures	(0.01)	0.04	0.06	0.12
Add Company's share of FFO in unconsolidated real estate ventures	0.05	0.05	0.17	0.19
Subtract gain on sale of self storage properties	(0.04)	—	(0.12)	(0.50)
FFO attributable to subordinated performance unitholders	—	—	—	(0.17)
FFO per share and unit	0.57	0.59	2.18	2.40
Add acquisition costs	—	—	0.01	0.02
Add integration and executive severance costs	—	0.01	0.04	0.02
Core FFO per share and unit	$0.57	$0.60	$2.23	$2.44

(4)
Adjustment accounts for the difference between the weighted average number of shares used to calculate diluted earnings per share and the weighted average number of shares used to calculate FFO and Core FFO per share and unit. Diluted earnings per share is calculated using the two-class method for the company's restricted common shares and the treasury stock method for certain unvested LTIP units, and assumes the conversion of vested LTIP units into OP units on a one-for-one basis and the hypothetical conversion of subordinated performance units and DownREIT subordinated performance units into OP units, even though such units may have only been convertible into OP units (i) after a lock-out period and (ii) upon certain events or conditions. All outstanding subordinated performance units and DownREIT subordinated performance units were converted into OP units on July 1, 2024, in connection with the internalization of the PRO structure. The computation of weighted average shares and units for FFO and Core FFO per share and unit includes all restricted common shares and LTIP units that participate in distributions and excludes all subordinated performance units and DownREIT subordinated performance units because their effect has been accounted for through the allocation of FFO to the related unitholders based on distributions declared.

(5)
Represents the effect of adjusting the numerator to consolidated net income prior to GAAP allocations for noncontrolling interests, after deducting preferred share and unit distributions, and before the application of the two-class method and treasury stock method, as described in footnote(4).

Supplemental Schedule 2

Other Non-GAAP Financial Measurements
(dollars in thousands) (unaudited)

Net Operating Income

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net income	$36,781	$26,131	$116,274	$183,270
(Subtract) add:
Management fees and other revenue	(11,828)	(12,381)	(48,529)	(42,726)
General and administrative expenses	13,721	12,629	51,130	57,606
Depreciation and amortization	46,707	48,153	189,320	189,855
Other	3,214	3,356	16,291	13,866
Interest expense	40,152	39,340	162,445	154,260
Loss on early extinguishment of debt	—	—	—	323
Equity in (earnings) losses of unconsolidated real estate ventures	(1,894)	5,284	7,327	16,075
Acquisition and integration costs	797	1,465	6,721	3,616
Non-operating (income) expense	391	38	(934)	(314)
Gain on sale of self storage properties	(5,297)	—	(16,293)	(63,841)
Income tax expense	991	1,477	3,102	3,767
Net Operating Income	$123,735	$125,492	$486,854	$515,757

EBITDA and Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net income	$36,781	$26,131	$116,274	$183,270
Add:
Depreciation and amortization	46,707	48,153	189,320	189,855
Company's share of unconsolidated real estate venture depreciation and amortization	4,911	5,609	20,732	20,719
Interest expense	40,152	39,340	162,445	154,260
Income tax expense	991	1,477	3,102	3,767
Loss on early extinguishment of debt	—	—	—	323
EBITDA	129,542	120,710	491,873	552,194
Add (subtract):
Acquisition costs	797	328	1,959	1,602
Effect of hypothetical liquidation at book value (HLBV) accounting for unconsolidated 2024 Joint Venture(1)	(488)	5,804	9,030	19,511
Gain on sale of self storage properties	(5,297)	—	(16,293)	(63,841)
Integration and executive severance costs, excluding equity-based compensation(2)	—	779	1,388	1,879
Equity-based compensation expense(3)	2,865	2,213	12,194	8,310
Adjusted EBITDA	$127,419	$129,834	$500,151	$519,655

(1)
Reflects the non-cash impact of applying HLBV to the 2024 Joint Venture, which allocates GAAP income (loss) on a hypothetical liquidation of the underlying joint venture at book value as of the reporting date.

(2)	Executive severance costs relate to the year ended December 31, 2024 and are recorded within the line items "General and administrative expenses" and "Non-operating income" in our consolidated statements of operations. Integration costs relate to expenses incurred as a part of the internalization of the PRO structure.
(3)
Equity-based compensation expense is a non-cash item recorded within general and administrative expenses and acquisition and integration costs in our consolidated statements of operations. For the three months and year ended December 31, 2025, $0 and $3.4 million, respectively, relates to the internalization of the PRO structure and is included in acquisition and integration costs.

Supplemental Schedule 3

Portfolio Summary
As of December 31, 2025
(dollars in thousands) (unaudited)

Wholly-Owned Store Data by State (Consolidated)					Total Operated Store Data by State (Consolidated & Unconsolidated)

State/Territories	Stores	Units	Rentable Square Feet	Occupancy at Period End	State/Territories	Stores	Units	Rentable Square Feet	Occupancy at Period End
Texas	174	79,585	11,092,803	83.8%	Texas	201	96,680	13,203,846	84.3%
California	86	51,669	6,498,498	83.5%	Florida	105	60,417	6,815,330	82.0%
Florida	78	45,392	5,099,801	81.4%	California	99	58,667	7,345,051	83.8%
Oregon	70	29,262	3,661,566	88.2%	Georgia	69	32,055	4,399,635	81.5%
Georgia	47	20,487	2,818,960	80.7%	Oregon	70	29,262	3,661,566	88.2%
North Carolina	34	16,793	2,072,412	85.9%	Oklahoma	52	22,408	3,270,030	82.6%
Arizona	34	18,882	2,174,575	79.1%	Arizona	36	19,891	2,284,705	78.7%
Oklahoma	33	15,300	2,140,426	83.7%	North Carolina	34	16,793	2,072,412	85.9%
Louisiana	25	11,459	1,388,365	78.6%	Ohio	27	14,898	1,854,692	85.0%
Pennsylvania	22	10,442	1,296,220	87.5%	Michigan	25	15,972	2,023,848	87.6%
Colorado	21	9,115	1,145,187	86.3%	Pennsylvania	25	12,077	1,456,890	87.3%
Washington	19	6,643	871,889	86.2%	Alabama	25	11,826	1,760,036	78.3%
Puerto Rico	15	12,857	1,379,381	89.1%	Louisiana	25	11,459	1,388,365	78.6%
Nevada	15	7,564	963,252	85.2%	Kansas	22	8,429	1,121,502	87.8%
New Hampshire	15	7,160	890,320	86.8%	Tennessee	21	10,906	1,398,952	85.6%
Kansas	15	5,577	721,923	87.7%	Colorado	21	9,115	1,145,187	86.3%
Indiana	12	6,530	827,524	78.7%	New Jersey	20	13,512	1,603,307	85.8%
New Mexico	12	5,773	750,098	78.2%	Indiana	19	9,821	1,286,129	81.3%
Alabama	11	6,035	909,605	73.4%	Nevada	19	9,450	1,247,570	84.4%
Other(1)	63	35,986	4,424,263	84.6%	Washington	19	6,643	871,889	86.2%
Total	801	402,511	51,127,068	83.6%	Puerto Rico	15	12,857	1,379,381	89.1%
					Massachusetts	15	11,060	1,210,211	87.4%
					New Hampshire	15	7,160	890,320	86.8%
					New Mexico	12	5,773	750,098	78.2%
					Minnesota	11	5,562	709,345	86.3%
					Illinois	10	6,773	728,543	83.9%
					Other(2)	51	28,078	3,471,245	84.3%
					Total	1,063	547,544	69,350,085	84.0%

(1)
Other states in NSA's owned portfolio as of December 31, 2025 include Connecticut, Idaho, Illinois, Iowa, Kentucky, Maryland, Massachusetts, Minnesota, Missouri, New Jersey, New York, Ohio, South Carolina, Tennessee and Virginia.

(2)
Other states in NSA's operated portfolio as of December 31, 2025 include Connecticut, Delaware, Idaho, Iowa, Kentucky, Maryland, Mississippi, Missouri, New York, Rhode Island, South Carolina and Virginia.

Supplemental Schedule 3 (continued)

Portfolio Summary
(dollars in thousands) (unaudited)

2025 Acquisition Activity

Self Storage Properties Acquired During the Quarter Ended:				Summary of Investment
	Stores	Units	Rentable Square Feet	Cash and Acquisition Costs	Value of Equity	Other	Total

March 31, 2025	3	1,031	107,041	$12,434	$—	$1,060	$13,494
June 30, 2025	1	718	86,906	11,328	—	48	11,376
September 30, 2025	—	—	—	—	—	—	—
December 31, 2025	—	—	—	—	—	—	—

Unconsolidated Real Estate Ventures (at 100%)(3)
March 31, 2025	—	—	—	—	—	—	—
June 30, 2025	1	623	54,750	17,963	—	50	18,013
September 30, 2025	2	1,020	158,933	32,084	—	(88)	31,996
December 31, 2025	—	—	—	—	—	—	—
Total Investments(4)	7	3,392	407,630	$73,809	$—	$1,070	$74,879

2025 Disposition & Divestiture Activity

Dispositions Closed During the Quarter Ended:(5)	Stores	Units	Rentable Square Feet	Net Proceeds
Self Storage Properties sold to 3rd Parties
March 31, 2025	2	394	82,270	$9,752
June 30, 2025	8	3,817	580,002	57,350
September 30, 2025	2	553	82,972	5,962
December 31, 2025	3	1,892	290,004	23,830
Total Dispositions and Divestitures	15	6,656	1,035,248	$96,894

(3)	Values represent entire unconsolidated real estate ventures at 100%, not NSA's proportionate share. NSA's ownership in each of the unconsolidated real estate ventures is 25%.
(4)
NSA through its unconsolidated real estate ventures and wholly-owned portfolio acquired self storage properties located in California (1), Kansas (1), New Mexico (2), New York (1), Tennessee (1) and Texas (1).

(5)
NSA disposed of self storage properties located in Arkansas (5), Colorado (1), Florida (1), Minnesota (1), Montana (1), North Carolina (1), Texas (2), Utah (1), Wisconsin (1) and Wyoming (1). These self storage properties were disposed of through a combination of portfolio sales and Section 1031 like-kind exchanges.

Supplemental Schedule 4

Debt and Equity Capitalization									BBB Rated
As of December 31, 2025									(with Stable Outlook)
(unaudited)									by Kroll Bond Rating Agency

Debt Summary (dollars in thousands)

	Effective Interest Rate(1)	Basis of Rate	Maturity Date	2026	2027	2028	2029	2030	2031	2032	Thereafter	Total
Credit Facility:
Revolving line of credit(2)	5.11%	Variable(3)	January 2027	$—	$400,900	$—	$—	$—	$—	$—	$—	$400,900
Term loan - Tranche D	4.01%	Swapped To Fixed	July 2026	275,000	—	—	—	—	—	—	—	275,000
Term loan - Tranche E	4.92%	Swapped To Fixed(3)	March 2027	—	130,000	—	—	—	—	—	—	130,000
Term loan facility - 2028	4.17%	Swapped To Fixed	December 2028	—	—	75,000	—	—	—	—	—	75,000
Term loan facility - April 2029	3.77%	Swapped To Fixed	April 2029	—	—	—	100,000	—	—	—	—	100,000
Term loan facility - June 2029	5.07%	Swapped To Fixed	June 2029	—	—	—	285,000	—	—	—	—	285,000
May 2026 Senior Unsecured Notes	2.16%	Fixed	May 2026	35,000	—	—	—	—	—	—	—	35,000
October 2026 Senior Unsecured Notes	6.46%	Fixed	October 2026	65,000	—	—	—	—	—	—	—	65,000
July 2028 Senior Unsecured Notes	5.75%	Fixed	July 2028	—	—	120,000	—	—	—	—	—	120,000
September 2028 Senior Unsecured Notes	5.40%	Fixed	September 2028	—	—	75,000	—	—	—	—	—	75,000
October 2028 Senior Unsecured Notes	6.55%	Fixed	October 2028	—	—	100,000	—	—	—	—	—	100,000
2029 Senior Unsecured Notes	3.98%	Fixed	August 2029	—	—	—	100,000	—	—	—	—	100,000
August 2030 Senior Unsecured Notes	2.99%	Fixed	August 2030	—	—	—	—	150,000	—	—	—	150,000
October 2030 Senior Unsecured Notes	6.66%	Fixed	October 2030	—	—	—	—	35,000	—	—	—	35,000
November 2030 Senior Unsecured Notes	2.72%	Fixed	November 2030	—	—	—	—	75,000	—	—	—	75,000
May 2031 Senior Unsecured Notes	3.00%	Fixed	May 2031	—	—	—	—	—	90,000	—	—	90,000
August 2031 Senior Unsecured Notes	4.08%	Fixed	August 2031	—	—	—	—	—	50,000	—	—	50,000
September 2031 Senior Unsecured Notes	5.55%	Fixed	September 2031	—	—	—	—	—	125,000	—	—	125,000
November 2031 Senior Unsecured Notes	2.81%	Fixed	November 2031	—	—	—	—	—	175,000	—	—	175,000
August 2032 Senior Unsecured Notes	3.09%	Fixed	August 2032	—	—	—	—	—	—	100,000	—	100,000
November 2032 Senior Unsecured Notes	5.06%	Fixed	November 2032	—	—	—	—	—	—	200,000	—	200,000
May 2033 Senior Unsecured Notes	3.10%	Fixed	May 2033	—	—	—	—	—	—	—	55,000	55,000
October 2033 Senior Unsecured Notes	6.73%	Fixed	October 2033	—	—	—	—	—	—	—	50,000	50,000
November 2033 Senior Unsecured Notes	2.96%	Fixed	November 2033	—	—	—	—	—	—	—	125,000	125,000
2034 Senior Unsecured Notes	5.74%	Fixed	September 2034	—	—	—	—	—	—	—	150,000	150,000
2036 Senior Unsecured Notes	3.06%	Fixed	November 2036	—	—	—	—	—	—	—	75,000	75,000
Fixed rate mortgages payable	3.54%	Fixed	August 2027 - October 2031	—	84,900	88,000	—	—	25,708	—	—	198,608
Total Principal/Weighted Average	4.42%		4.0 years	$375,000	$615,800	$458,000	$485,000	$260,000	$465,708	$300,000	$455,000	$3,414,508
Weighted average effective interest rate of maturing debt				4.26%	4.94%	5.04%	4.58%	3.41%	3.79%	4.40%	4.32%
Unamortized debt issuance costs and debt premium, net												(9,406)
Total Debt												$3,405,102

(1)	Effective interest rate incorporates the stated rate plus the impact of interest rate cash flow hedges and discount and premium amortization, if applicable.
(2)	NSA may, at its election, extend the maturity date of the revolving line of credit to January 2028, subject to meeting customary conditions and payment of an extension fee.
(3)
For the $950 million revolving line of credit, the effective interest rate is calculated based on Daily Simple SOFR plus an applicable margin of 1.45% and excludes fees which range from 0.15% to 0.20% for unused borrowings. $125.0 million of the Tranche E term loan is subject to interest rate swaps, the maturity of which extends through the Tranche E maturity.

Supplemental Schedule 4 (continued)
Debt and Equity Capitalization
As of December 31, 2025
(unaudited)

Debt Ratios

	Covenant	Amount
Net Debt to Annualized Current Quarter Adjusted EBITDA	n/a	6.6x
Trailing Twelve Month Fixed Charge Coverage Ratio	> 1.5x	2.6x
Total Leverage Ratio	< 60.0%	46.9%

Preferred Shares and Units

Outstanding
6.000% Series A cumulative redeemable preferred shares of beneficial interest	9,036,717
6.000% Series B cumulative redeemable preferred shares of beneficial interest	4,608,445
Preferred shares of beneficial interest(4)	13,645,162
6.000% Series A-1 cumulative redeemable preferred units	1,193,211

Common Shares and Units

Outstanding
Common shares of beneficial interest	77,066,790
Restricted common shares	22,944
Total shares outstanding	77,089,734
Operating partnership units	51,321,262
DownREIT operating partnership unit equivalents	5,769,214
Total operating partnership units	57,090,476
Long-term incentive plan units	850,663
Total common shares and units outstanding	135,030,873

(4)
The Company's balance sheet at December 31, 2025 reflects 14,704,845 preferred shares of beneficial interest, which includes 5,668,128 Series B Preferred Shares issued and outstanding. We have reflected 13,645,162 preferred shares herein, which corresponds to the $341.1 million liquidation preference reflected on the balance sheet at December 31, 2025. As part of a 2023 property acquisition of 15 properties from one of the Company's former participating regional operators (the "Contributor"), the Company recorded a $26.1 million promissory note receivable from the Contributor, and the Contributor used the loan proceeds to acquire $26.1 million of OP equity. The promissory note bears interest at a rate equivalent to the dividends paid on 1,059,683 Series B Preferred Shares. As a result of these agreements, in accordance with GAAP, the $26.1 million promissory note receivable, interest income on the promissory note receivable, $26.1 million of Series B Preferred Shares value, and dividends on such Series B Preferred Shares have been offset for presentation purposes in the accompanying consolidated balance sheets and consolidated statements of operations.

Supplemental Schedule 5

Summarized Information for Unconsolidated Real Estate Ventures
(dollars in thousands) (unaudited)
Real Estate Venture Balance Sheet Data as of December 31, 2025
				Number of Stores at December 31,			Occupancy at Period End
Real Estate Ventures	Carrying Value of NSA's Investment(1)	Gross Book Value of Real Estate Assets	Outstanding Debt	2025	2024	Total Rentable Square Feet	FY 2025	FY 2024
2016 Joint Venture	$94,653	$931,631	$358,599	81	81	5,689,510	85.0%	87.0%
2018 Joint Venture	87,842	1,287,070	646,470	104	104	7,864,027	85.7%	85.9%
2023 Joint Venture	48,130	197,729	—	21	18	1,449,042	82.6%	72.2%
2024 Joint Venture	1,154	346,310	209,256	56	56	3,220,438	85.1%	84.4%
Total	$231,779	$2,762,740	$1,214,325	262	259	18,223,017	85.1%	85.1%

Combined Operating Information(2)

	Three Months Ended December 31, 2025					Year Ended December 31, 2025
	2016 Joint Venture	2018 Joint Venture	2023 Joint Venture	2024 Joint Venture	Total	2016 Joint Venture	2018 Joint Venture	2023 Joint Venture	2024 Joint Venture	Total
Total revenue	$22,329	$28,006	$3,523	$9,158	$63,016	$89,360	$111,331	$11,703	$36,791	$249,185
Property operating expenses	7,058	8,632	1,253	3,643	20,586	30,042	36,021	4,832	15,306	86,201
Net operating income	15,271	19,374	2,270	5,515	42,430	59,318	75,310	6,871	21,485	162,984
Supervisory, administrative and other expenses	(1,615)	(1,748)	(271)	(432)	(4,066)	(6,471)	(6,899)	(928)	(1,884)	(16,182)
Depreciation and amortization	(5,596)	(8,964)	(1,962)	(3,122)	(19,644)	(22,409)	(39,417)	(7,921)	(13,181)	(82,928)
Interest expense	(3,273)	(7,145)	—	(3,234)	(13,652)	(13,122)	(28,625)	—	(12,938)	(54,685)
Non-operating (expense) income	(44)	26	(15)	41	8	(45)	670	(11)	315	929
Net income (loss)	$4,743	$1,543	$22	$(1,232)	$5,076	$17,271	$1,039	$(1,989)	$(6,203)	$10,118
Add (subtract):
Unconsolidated real estate venture depreciation and amortization	5,596	8,964	1,962	3,122	19,644	22,409	39,417	7,921	13,181	82,928
FFO and Core FFO for unconsolidated real estate ventures	$10,339	$10,507	$1,984	$1,890	$24,720	$39,680	$40,456	$5,932	$6,978	$93,046

(1)	NSA's investment in its unconsolidated real estate ventures are recorded under the equity method of accounting. Under the equity method, NSA’s investments in unconsolidated real estate ventures are stated at cost and adjusted for NSA’s share of net earnings or losses and reduced by distributions.
(2)	Values represent entire unconsolidated real estate ventures at 100%, not NSA's proportionate share. NSA's ownership in each of the unconsolidated real estate ventures is 25%. The operating agreements of the unconsolidated real estate ventures provide for the distribution of net cash flow to the unconsolidated real estate ventures' investors no less than monthly, generally in proportion to the investors’ respective ownership interests, subject to a promoted distribution to NSA upon the achievement of certain performance benchmarks by the non-NSA investor.

Supplemental Schedule 6

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended December 31, 2025 compared to Three Months Ended December 31, 2024

		Total Revenue			Property Operating Expenses			Net Operating Income			Net Operating Income Margin
MSA(1)	Stores	4Q 2025	4Q 2024	Change	4Q 2025	4Q 2024	Change	4Q 2025	4Q 2024	Change	4Q 2025	4Q 2024	Change
Portland-Vancouver-Hillsboro, OR-WA	54	$11,624	$11,305	2.8%	$3,066	$3,019	1.6%	$8,558	$8,286	3.3%	73.6%	73.3%	0.3%
Riverside-San Bernardino-Ontario, CA	49	12,925	13,206	(2.1)%	3,166	2,943	7.6%	9,759	10,263	(4.9)%	75.5%	77.7%	(2.2)%
Houston-Pasadena-The Woodlands, TX	37	8,315	8,348	(0.4)%	2,836	3,247	(12.7)%	5,479	5,101	7.4%	65.9%	61.1%	4.8%
Atlanta-Sandy Springs-Roswell, GA	30	5,391	5,580	(3.4)%	1,680	1,568	7.1%	3,711	4,012	(7.5)%	68.8%	71.9%	(3.1)%
Dallas-Fort Worth-Arlington, TX	28	4,890	4,991	(2.0)%	1,870	1,826	2.4%	3,020	3,165	(4.6)%	61.8%	63.4%	(1.6)%
Phoenix-Mesa-Chandler, AZ	26	5,510	5,721	(3.7)%	1,343	1,371	(2.0)%	4,167	4,350	(4.2)%	75.6%	76.0%	(0.4)%
McAllen-Edinburg-Mission, TX	21	4,522	4,500	0.5%	1,231	1,304	(5.6)%	3,291	3,196	3.0%	72.8%	71.0%	1.8%
Oklahoma City, OK	20	3,114	3,242	(3.9)%	914	897	1.9%	2,200	2,345	(6.2)%	70.6%	72.3%	(1.7)%
Brownsville-Harlingen, TX	16	2,901	2,830	2.5%	781	785	(0.5)%	2,120	2,045	3.7%	73.1%	72.3%	0.8%
San Antonio-New Braunfels, TX	15	2,621	2,730	(4.0)%	990	1,046	(5.4)%	1,631	1,684	(3.1)%	62.2%	61.7%	0.5%
North Port-Bradenton-Sarasota, FL	15	4,046	4,339	(6.8)%	1,212	1,383	(12.4)%	2,834	2,956	(4.1)%	70.0%	68.1%	1.9%
San Juan-Bayamón-Caguas, PR	15	9,902	9,637	2.7%	1,950	1,916	1.8%	7,952	7,721	3.0%	80.3%	80.1%	0.2%
Los Angeles-Long Beach-Anaheim, CA	14	5,758	5,766	(0.1)%	1,531	1,356	12.9%	4,227	4,410	(4.1)%	73.4%	76.5%	(3.1)%
Colorado Springs, CO	14	2,200	2,110	4.3%	767	850	(9.8)%	1,433	1,260	13.7%	65.1%	59.7%	5.4%
Orlando-Kissimmee-Sanford, FL	14	3,137	3,222	(2.6)%	878	977	(10.1)%	2,259	2,245	0.6%	72.0%	69.7%	2.3%
Tulsa, OK	13	1,907	1,997	(4.5)%	598	620	(3.5)%	1,309	1,377	(4.9)%	68.6%	69.0%	(0.4)%
Las Vegas-Henderson-North Las Vegas, NV	13	2,869	2,853	0.6%	800	673	18.9%	2,069	2,180	(5.1)%	72.1%	76.4%	(4.3)%
Shreveport-Bossier City, LA	12	1,542	1,526	1.0%	512	529	(3.2)%	1,030	997	3.3%	66.8%	65.3%	1.5%
Austin-Round Rock-San Marcos, TX	12	3,217	3,372	(4.6)%	1,004	1,127	(10.9)%	2,213	2,245	(1.4)%	68.8%	66.6%	2.2%
Wichita, KS	12	1,851	1,762	5.1%	625	671	(6.9)%	1,226	1,091	12.4%	66.2%	61.9%	4.3%
Bend, OR	10	2,037	2,014	1.1%	473	478	(1.0)%	1,564	1,536	1.8%	76.8%	76.3%	0.5%
Other MSAs	331	69,078	69,536	(0.7)%	21,073	21,094	(0.1)%	48,005	48,442	(0.9)%	69.5%	69.7%	(0.2)%
Total/Weighted Average	771	$169,357	$170,587	(0.7)%	$49,300	$49,680	(0.8)%	$120,057	$120,907	(0.7)%	70.9%	70.9%	—%

2024 Same Store Pool(2)	744	$163,661	$165,181	(0.9)%	$47,525	$47,905	(0.8)%	$116,136	$117,276	(1.0)%	71.0%	71.0%	—%

2023 Same Store Pool(3)	695	$152,662	$154,420	(1.1)%	$44,048	$44,443	(0.9)%	$108,614	$109,977	(1.2)%	71.1%	71.2%	(0.1)%

(1)	MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.
(2)	Represents the subset of properties included in the 2025 same store pool that were in NSA's same store pool reported in 2024.
(3)	Represents the subset of properties included in the 2025 same store pool that were in NSA's same store pool reported in 2023.

Supplemental Schedule 6 (continued)

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended December 31, 2025 compared to Three Months Ended December 31, 2024
		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
MSA(1)	Units		4Q 2025	4Q 2024	Change	4Q 2025	4Q 2024	Change	4Q 2025	4Q 2024	Change
Portland-Vancouver-Hillsboro, OR-WA	22,066	2,677,416	88.2%	87.6%	0.6%	88.4%	88.4%	—%	$19.10	$18.52	3.1%
Riverside-San Bernardino-Ontario, CA	27,160	3,690,713	84.6%	86.4%	(1.8)%	84.4%	87.0%	(2.6)%	16.06	15.89	1.1%
Houston-Pasadena-The Woodlands, TX	18,425	2,763,116	85.5%	87.6%	(2.1)%	85.6%	88.9%	(3.3)%	13.53	13.00	4.1%
Atlanta-Sandy Springs-Roswell, GA	14,207	1,986,675	81.6%	79.9%	1.7%	82.0%	81.6%	0.4%	12.77	13.20	(3.3)%
Dallas-Fort Worth-Arlington, TX	12,849	1,672,270	80.0%	79.7%	0.3%	80.1%	81.0%	(0.9)%	14.04	14.14	(0.7)%
Phoenix-Mesa-Chandler, AZ	15,236	1,704,745	79.2%	82.4%	(3.2)%	78.8%	82.6%	(3.8)%	15.88	15.71	1.1%
McAllen-Edinburg-Mission, TX	9,848	1,467,033	86.0%	88.8%	(2.8)%	87.9%	89.1%	(1.2)%	13.54	13.24	2.3%
Oklahoma City, OK	9,188	1,328,272	84.7%	82.9%	1.8%	83.9%	84.4%	(0.5)%	10.73	11.12	(3.5)%
Brownsville-Harlingen, TX	6,536	940,371	87.6%	87.9%	(0.3)%	88.4%	88.5%	(0.1)%	13.46	12.93	4.1%
San Antonio-New Braunfels, TX	6,493	835,215	82.7%	81.8%	0.9%	82.6%	82.9%	(0.3)%	14.63	15.22	(3.9)%
North Port-Bradenton-Sarasota, FL	9,402	959,683	83.8%	90.4%	(6.6)%	84.4%	89.5%	(5.1)%	19.38	19.56	(0.9)%
San Juan-Bayamón-Caguas, PR	12,857	1,379,381	89.1%	90.9%	(1.8)%	89.2%	91.0%	(1.8)%	31.31	29.78	5.1%
Los Angeles-Long Beach-Anaheim, CA	9,749	1,064,494	84.6%	85.5%	(0.9)%	84.3%	86.2%	(1.9)%	25.02	24.48	2.2%
Colorado Springs, CO	5,631	707,639	86.0%	81.4%	4.6%	86.6%	83.4%	3.2%	13.77	13.74	0.2%
Orlando-Kissimmee-Sanford, FL	8,069	950,496	83.8%	85.8%	(2.0)%	83.3%	87.5%	(4.2)%	15.24	14.52	5.0%
Tulsa, OK	6,112	812,154	82.1%	84.2%	(2.1)%	82.2%	84.9%	(2.7)%	10.90	11.01	(1.0)%
Las Vegas-Henderson-North Las Vegas, NV	7,080	880,970	85.4%	87.0%	(1.6)%	84.9%	86.5%	(1.6)%	14.80	14.38	2.9%
Shreveport-Bossier City, LA	5,102	669,571	80.4%	80.1%	0.3%	80.8%	81.3%	(0.5)%	10.85	10.61	2.3%
Austin-Round Rock-San Marcos, TX	6,856	917,244	82.0%	82.5%	(0.5)%	83.0%	83.5%	(0.5)%	16.43	17.08	(3.8)%
Wichita, KS	4,198	586,931	88.2%	84.2%	4.0%	88.9%	85.8%	3.1%	13.37	13.10	2.1%
Bend, OR	3,937	570,674	89.4%	85.0%	4.4%	90.0%	87.1%	2.9%	15.39	15.68	(1.8)%
Other MSAs	165,033	20,713,595	83.4%	84.1%	(0.7)%	83.8%	84.6%	(0.8)%	15.38	15.28	0.7%
Total/Weighted Average	386,034	49,278,658	84.0%	84.7%	(0.7)%	84.3%	85.5%	(1.2)%	$15.76	$15.60	1.0%

2024 Same Store Pool(2)	371,591	47,562,113	84.0%	84.7%	(0.7)%	84.3%	85.5%	(1.2)%	$15.78	$15.66	0.8%

2023 Same Store Pool(3)	344,899	44,259,498	84.0%	84.8%	(0.8)%	84.3%	85.6%	(1.3)%	$15.82	$15.72	0.6%

(1)	MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.
(2)	Represents the subset of properties included in the 2025 same store pool that were in NSA's same store pool reported in 2024.
(3)	Represents the subset of properties included in the 2025 same store pool that were in NSA's same store pool reported in 2023.

Supplemental Schedule 6

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Year Ended December 31, 2025 compared to Year Ended December 31, 2024

		Total Revenue			Property Operating Expenses			Net Operating Income			Net Operating Income Margin
MSA(1)	Stores	YTD 2025	YTD 2024	Change	YTD 2025	YTD 2024	Change	YTD 2025	YTD 2024	Change	YTD 2025	YTD 2024	Change
Portland-Vancouver-Hillsboro, OR-WA	54	$46,125	$45,188	2.1%	$12,755	$11,983	6.4%	$33,370	$33,205	0.5%	72.3%	73.5%	(1.2)%
Riverside-San Bernardino-Ontario, CA	49	51,989	54,345	(4.3)%	12,708	12,352	2.9%	39,281	41,993	(6.5)%	75.6%	77.3%	(1.7)%
Houston-Pasadena-The Woodlands, TX	37	33,218	33,022	0.6%	11,914	11,847	0.6%	21,304	21,175	0.6%	64.1%	64.1%	—%
Atlanta-Sandy Springs-Roswell, GA	30	21,660	23,414	(7.5)%	7,259	6,729	7.9%	14,401	16,685	(13.7)%	66.5%	71.3%	(4.8)%
Dallas-Fort Worth-Arlington, TX	28	19,591	20,487	(4.4)%	7,824	7,668	2.0%	11,767	12,819	(8.2)%	60.1%	62.6%	(2.5)%
Phoenix-Mesa-Chandler, AZ	26	22,273	23,764	(6.3)%	6,052	6,090	(0.6)%	16,221	17,674	(8.2)%	72.8%	74.4%	(1.6)%
McAllen-Edinburg-Mission, TX	21	18,044	18,433	(2.1)%	5,066	5,071	(0.1)%	12,978	13,362	(2.9)%	71.9%	72.5%	(0.6)%
Oklahoma City, OK	20	12,766	13,169	(3.1)%	3,997	3,619	10.4%	8,769	9,550	(8.2)%	68.7%	72.5%	(3.8)%
Brownsville-Harlingen, TX	16	11,477	11,472	—%	3,320	3,190	4.1%	8,157	8,282	(1.5)%	71.1%	72.2%	(1.1)%
San Antonio-New Braunfels, TX	15	10,687	11,133	(4.0)%	4,243	4,181	1.5%	6,444	6,952	(7.3)%	60.3%	62.4%	(2.1)%
North Port-Bradenton-Sarasota, FL	15	16,619	17,747	(6.4)%	5,146	5,731	(10.2)%	11,473	12,016	(4.5)%	69.0%	67.7%	1.3%
San Juan-Bayamón-Caguas, PR	15	39,009	38,326	1.8%	7,614	7,543	0.9%	31,395	30,783	2.0%	80.5%	80.3%	0.2%
Los Angeles-Long Beach-Anaheim, CA	14	22,976	23,785	(3.4)%	6,067	5,691	6.6%	16,909	18,094	(6.5)%	73.6%	76.1%	(2.5)%
Colorado Springs, CO	14	8,523	8,580	(0.7)%	3,154	2,850	10.7%	5,369	5,730	(6.3)%	63.0%	66.8%	(3.8)%
Orlando-Kissimmee-Sanford, FL	14	12,642	13,470	(6.1)%	3,930	4,314	(8.9)%	8,712	9,156	(4.8)%	68.9%	68.0%	0.9%
Tulsa, OK	13	7,833	8,207	(4.6)%	2,478	2,405	3.0%	5,355	5,802	(7.7)%	68.4%	70.7%	(2.3)%
Las Vegas-Henderson-North Las Vegas, NV	13	11,395	11,680	(2.4)%	3,117	2,953	5.6%	8,278	8,727	(5.1)%	72.6%	74.7%	(2.1)%
Shreveport-Bossier City, LA	12	6,079	6,248	(2.7)%	2,301	2,099	9.6%	3,778	4,149	(8.9)%	62.1%	66.4%	(4.3)%
Austin-Round Rock-San Marcos, TX	12	12,915	13,484	(4.2)%	4,310	4,572	(5.7)%	8,605	8,912	(3.4)%	66.6%	66.1%	0.5%
Wichita, KS	12	7,251	7,079	2.4%	2,860	2,486	15.0%	4,391	4,593	(4.4)%	60.6%	64.9%	(4.3)%
Bend, OR	10	8,066	8,169	(1.3)%	2,016	1,868	7.9%	6,050	6,301	(4.0)%	75.0%	77.1%	(2.1)%
Other MSAs	331	276,101	282,204	(2.2)%	88,964	85,610	3.9%	187,137	196,594	(4.8)%	67.8%	69.7%	(1.9)%
Total/Weighted Average	771	$677,239	$693,406	(2.3)%	$207,095	$200,852	3.1%	$470,144	$492,554	(4.5)%	69.4%	71.0%	(1.6)%

2024 Same Store Pool(2)	744	$654,819	$671,164	(2.4)%	$199,517	$193,177	3.3%	$455,302	$477,987	(4.7)%	69.5%	71.2%	(1.7)%

2023 Same Store Pool(3)	695	$611,558	$627,665	(2.6)%	$184,727	$178,975	3.2%	$426,831	$448,690	(4.9)%	69.8%	71.5%	(1.7)%

(1)	MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.
(2)	Represents the subset of properties included in the 2025 same store pool that were in NSA's same store pool reported in 2024.
(3)	Represents the subset of properties included in the 2025 same store pool that were in NSA's same store pool reported in 2023.

Supplemental Schedule 6 (continued)

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Year Ended December 31, 2025 compared to Year Ended December 31, 2024
		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
MSA(1)	Units		YTD 2025	YTD 2024	Change	YTD 2025	YTD 2024	Change	YTD 2025	YTD 2024	Change
Portland-Vancouver-Hillsboro, OR-WA	22,066	2,677,416	88.2%	87.6%	0.6%	88.5%	87.7%	0.8%	$18.88	$18.63	1.3%
Riverside-San Bernardino-Ontario, CA	27,160	3,690,713	84.6%	86.4%	(1.8)%	84.3%	86.8%	(2.5)%	16.13	16.25	(0.7)%
Houston-Pasadena-The Woodlands, TX	18,425	2,763,116	85.5%	87.6%	(2.1)%	85.9%	89.3%	(3.4)%	13.41	12.79	4.8%
Atlanta-Sandy Springs-Roswell, GA	14,207	1,986,675	81.6%	79.9%	1.7%	80.8%	82.1%	(1.3)%	12.96	13.79	(6.0)%
Dallas-Fort Worth-Arlington, TX	12,849	1,672,270	80.0%	79.7%	0.3%	80.1%	83.2%	(3.1)%	14.04	14.17	(0.9)%
Phoenix-Mesa-Chandler, AZ	15,236	1,704,745	79.2%	82.4%	(3.2)%	79.6%	83.3%	(3.7)%	15.83	16.15	(2.0)%
McAllen-Edinburg-Mission, TX	9,848	1,467,033	86.0%	88.8%	(2.8)%	88.1%	89.8%	(1.7)%	13.42	13.48	(0.4)%
Oklahoma City, OK	9,188	1,328,272	84.7%	82.9%	1.8%	82.6%	86.3%	(3.7)%	11.17	11.04	1.2%
Brownsville-Harlingen, TX	6,536	940,371	87.6%	87.9%	(0.3)%	88.1%	89.3%	(1.2)%	13.25	13.14	0.8%
San Antonio-New Braunfels, TX	6,493	835,215	82.7%	81.8%	0.9%	82.4%	83.1%	(0.7)%	14.94	15.41	(3.0)%
North Port-Bradenton-Sarasota, FL	9,402	959,683	83.8%	90.4%	(6.6)%	85.8%	86.2%	(0.4)%	19.52	20.68	(5.6)%
San Juan-Bayamón-Caguas, PR	12,857	1,379,381	89.1%	90.9%	(1.8)%	89.4%	91.6%	(2.2)%	30.74	29.28	5.0%
Los Angeles-Long Beach-Anaheim, CA	9,749	1,064,494	84.6%	85.5%	(0.9)%	83.9%	86.7%	(2.8)%	25.04	24.78	1.0%
Colorado Springs, CO	5,631	707,639	86.0%	81.4%	4.6%	84.9%	85.3%	(0.4)%	13.59	13.66	(0.5)%
Orlando-Kissimmee-Sanford, FL	8,069	950,496	83.8%	85.8%	(2.0)%	83.3%	89.4%	(6.1)%	15.31	14.78	3.6%
Tulsa, OK	6,112	812,154	82.1%	84.2%	(2.1)%	82.0%	85.9%	(3.9)%	11.20	11.20	—%
Las Vegas-Henderson-North Las Vegas, NV	7,080	880,970	85.4%	87.0%	(1.6)%	87.2%	86.7%	0.5%	14.26	14.65	(2.7)%
Shreveport-Bossier City, LA	5,102	669,571	80.4%	80.1%	0.3%	80.4%	83.6%	(3.2)%	10.71	10.57	1.3%
Austin-Round Rock-San Marcos, TX	6,856	917,244	82.0%	82.5%	(0.5)%	82.9%	84.4%	(1.5)%	16.42	16.98	(3.3)%
Wichita, KS	4,198	586,931	88.2%	84.2%	4.0%	88.0%	87.0%	1.0%	13.13	12.99	1.1%
Bend, OR	3,937	570,674	89.4%	85.0%	4.4%	88.9%	87.5%	1.4%	15.39	15.83	(2.8)%
Other MSAs	165,033	20,713,595	83.4%	84.1%	(0.7)%	84.0%	85.2%	(1.2)%	15.30	15.41	(0.7)%
Total/Weighted Average	386,034	49,278,658	84.0%	84.7%	(0.7)%	84.3%	86.0%	(1.7)%	$15.71	$15.74	(0.2)%

2024 Same Store Pool(2)	371,591	47,562,113	84.0%	84.7%	(0.7)%	84.3%	86.1%	(1.8)%	$15.73	$15.79	(0.4)%

2023 Same Store Pool(3)	344,899	44,259,498	84.0%	84.8%	(0.8)%	84.4%	86.2%	(1.8)%	$15.79	$15.85	(0.4)%

(1)	MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.
(2)	Represents the subset of properties included in the 2025 same store pool that were in NSA's same store pool reported in 2024.
(3)	Represents the subset of properties included in the 2025 same store pool that were in NSA's same store pool reported in 2023.

Supplemental Schedule 7

Same Store Operating Data (771 Stores) - Trailing Five Quarters
(dollars in thousands, except per square foot data) (unaudited)

	4Q 2025	3Q 2025	2Q 2025	1Q 2025	4Q 2024	YTD 2025	YTD 2024
Revenue
Rental revenue	$163,668	$164,069	$162,570	$162,224	$164,207	$652,531	$667,472
Other property-related revenue	5,689	6,181	6,405	6,433	6,380	24,708	25,934
Total revenue	169,357	170,250	168,975	168,657	170,587	677,239	693,406
Property operating expenses
Store payroll and related costs	11,577	12,376	12,429	12,182	12,076	48,564	49,971
Property tax expense	14,723	15,299	15,170	15,116	14,630	60,308	57,387
Utilities expense	4,475	6,146	4,935	5,470	4,844	21,026	19,997
Repairs & maintenance expense	3,462	3,672	4,487	4,771	3,557	16,392	15,269
Marketing expense	6,072	5,746	6,560	5,224	4,436	23,602	17,953
Insurance expense	2,328	2,328	2,323	2,489	2,645	9,468	10,343
Other property operating expenses	6,663	7,263	6,816	6,993	7,492	27,735	29,932
Total property operating expenses	49,300	52,830	52,720	52,245	49,680	207,095	200,852
Net operating income	$120,057	$117,420	$116,255	$116,412	$120,907	$470,144	$492,554

Net operating income margin	70.9%	69.0%	68.8%	69.0%	70.9%	69.4%	71.0%

Occupancy at period end	84.0%	84.5%	85.0%	83.6%	84.7%	84.0%	84.7%

Average occupancy	84.3%	85.0%	84.2%	83.9%	85.5%	84.3%	86.0%

Average annualized rental revenue (includes fees and net of any discounts and uncollectible customer amounts) per occupied square foot	$15.76	$15.67	$15.68	$15.70	$15.60	$15.71	$15.74

Average annual contract storage rent per square foot
In-place customers	$14.76	$14.71	$14.72	$14.64	$14.50	$14.70	$14.71
Move-ins	$9.20	$10.07	$10.30	$9.89	$9.08	$9.89	$9.82
Move-outs	$13.26	$13.32	$13.37	$13.22	$13.39	$13.30	$13.73

Supplemental Schedule 8

Reconciliation of Same Store Data and Net Operating Income to Net Income
(dollars in thousands) (unaudited)

	4Q 2025	3Q 2025	2Q 2025	1Q 2025	4Q 2024	YTD 2025	YTD 2024
Rental revenue
Same store portfolio	$163,668	$164,069	$162,570	$162,224	$164,207	$652,531	$667,472
Non-same store portfolio	5,601	5,838	7,268	7,251	6,822	25,958	32,775
Total rental revenue	169,269	169,907	169,838	169,475	171,029	678,489	700,247
Other property-related revenue
Same store portfolio	5,689	6,181	6,405	6,433	6,380	24,708	25,934
Non-same store portfolio	245	278	369	311	328	1,203	1,428
Total other property-related revenue	5,934	6,459	6,774	6,744	6,708	25,911	27,362
Property operating expenses
Same store portfolio	49,300	52,830	52,720	52,245	49,680	207,095	200,852
Non-same store portfolio	2,168	2,517	2,907	2,859	2,696	10,451	12,443
Prior period comparability adjustment(1)	—	—	—	—	(131)	—	(1,443)
Total property operating expenses	51,468	55,347	55,627	55,104	52,245	217,546	211,852

Net operating income	123,735	121,019	120,985	121,115	125,492	486,854	515,757
Management fees and other revenue	11,828	12,336	12,230	12,135	12,381	48,529	42,726
General and administrative expenses	(13,721)	(11,460)	(12,804)	(13,145)	(12,629)	(51,130)	(57,606)
Depreciation and amortization	(46,707)	(46,885)	(47,612)	(48,116)	(48,153)	(189,320)	(189,855)
Other	(3,214)	(4,101)	(4,500)	(4,476)	(3,356)	(16,291)	(13,866)
Interest expense	(40,152)	(40,549)	(41,269)	(40,475)	(39,340)	(162,445)	(154,260)
Loss on early extinguishment of debt	—	—	—	—	—	—	(323)
Equity in earnings (losses) of unconsolidated real estate ventures	1,894	463	(3,945)	(5,739)	(5,284)	(7,327)	(16,075)
Acquisition and integration costs	(797)	(1,439)	(2,040)	(2,445)	(1,465)	(6,721)	(3,616)
Non-operating (expense) income	(391)	503	462	360	(38)	934	314
Gain on sale of self storage properties	5,297	—	9,571	1,425	—	16,293	63,841
Income tax expense	(991)	(871)	(120)	(1,120)	(1,477)	(3,102)	(3,767)
Net Income	$36,781	$29,016	$30,958	$19,519	$26,131	$116,274	$183,270

(1)	Certain payroll and related costs associated with the former PRO portfolios were not reflected as property-level expenses in 2024 under the management of the former PROs. Such costs are reflected in property operating expenses in 2025 under our management. For purposes of comparable same store reporting, we have included the specific 2024 expense amounts for the same store portfolio in the relevant periods. This line item is presented in order to reconcile total property operating expenses to previously reported figures.

Supplemental Schedule 9

Selected Financial Information
(dollars in thousands, except per square foot data) (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

Average Annualized Rental Revenue Per Occupied Square Foot

Same store	$15.76	$15.60	$15.71	$15.74
Total consolidated portfolio	15.66	15.47	15.63	15.61

Average Occupancy

Same store	84.3%	85.5%	84.3%	86.0%
Total consolidated portfolio	83.8%	84.9%	83.8%	85.6%

Total Consolidated Portfolio Capital Expenditures

Recurring capital expenditures	$8,888	$3,802	$24,545	$12,989
Value enhancing capital expenditures	3,963	186	13,692	2,861
Acquisitions capital expenditures	302	233	1,521	1,844
Total consolidated portfolio capital expenditures	$13,153	$4,221	$39,758	$17,694

Property Operating Expenses Detail

Store payroll and related costs	$12,161	$12,701	$51,294	$51,675
Property tax expense	15,301	15,418	63,118	60,893
Utilities expense	4,681	5,068	22,098	21,288
Repairs & maintenance expense	3,569	3,686	17,134	16,044
Marketing expense	6,319	4,721	24,695	19,152
Insurance expense	2,493	2,823	10,175	11,135
Other property operating expenses	6,944	7,828	29,032	31,665
Property operating expenses on the Company's statements of operations	$51,468	$52,245	$217,546	$211,852

General and Administrative Expenses Detail

Supervisory and administrative expenses	$1,166	$2,072	$5,193	$15,639
Equity-based compensation expense	2,865	1,855	8,820	7,952
Other general and administrative expenses	9,690	8,702	37,117	34,015
General and administrative expenses on the Company's statements of operations	$13,721	$12,629	$51,130	$57,606

Glossary

This Earnings Release and Supplemental Financial Information includes certain financial and operating measures used by NSA management that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP. NSA's definitions and calculations of these non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other real estate companies and, accordingly, may not be comparable. These non-GAAP financial and operating measures should not be considered an alternative to GAAP net income or any other GAAP measurement of performance and should not be considered an alternative measure of liquidity.

AVERAGE ANNUALIZED RENTAL REVENUE PER OCCUPIED SQUARE FOOT: Average annualized rental revenue per occupied square foot is computed by dividing annualized rental revenue (including fees and net of any discounts and uncollectible customer amounts) by average occupied square feet.
AVERAGE OCCUPANCY: Average occupancy is calculated based on the average of the month-end occupancy immediately preceding the period presented and the month-end occupancies included in the respective period presented.
CAPITAL EXPENDITURES DEFINITIONS
ACQUISITIONS CAPITAL EXPENDITURES: Acquisitions capital expenditures represents the portion of capital expenditures capitalized during the current period that were identified and underwritten prior to a property's acquisition.
RECURRING CAPITAL EXPENDITURES: Recurring capital expenditures represents the portion of capital expenditures that are deemed to replace the consumed portion of acquired capital assets and extend their useful lives.
VALUE ENHANCING CAPITAL EXPENDITURES: Value enhancing capital expenditures represents the portion of capital expenditures that are made to enhance the revenue and value of an asset from its original purchase condition.
EBITDA: NSA defines EBITDA as net income (loss), as determined under GAAP, plus interest expense, loss on early extinguishment of debt, income taxes, depreciation and amortization expense and the Company's share of unconsolidated real estate venture depreciation and amortization. NSA defines ADJUSTED EBITDA as EBITDA plus acquisition costs, integration costs, executive severance costs, equity-based compensation expense, losses on sale of properties, impairment of long-lived assets and casualty-related expenses, losses and recoveries, minus gains on sale of properties and debt forgiveness, and after adjustments for unconsolidated partnerships and joint ventures, including the removal of the non-cash effect of applying hypothetical liquidation at book value (HLBV) for purposes of allocating GAAP net income (loss) for the 2024 Joint Venture. These further adjustments eliminate the impact of items that the Company does not consider indicative of its core operating performance. In evaluating EBITDA and Adjusted EBITDA, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in this presentation. NSA's presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items.
NSA presents EBITDA and Adjusted EBITDA because the Company believes they assist investors and analysts in comparing the Company's performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. EBITDA and Adjusted EBITDA have limitations as an analytical tool. Some of these limitations are:
•EBITDA and Adjusted EBITDA do not reflect the Company's cash expenditures, or future requirements, for capital expenditures, contractual commitments or working capital needs;
•EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the Company's debts;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;
•Adjusted EBITDA excludes equity-based compensation expense, which is and will remain a key element of the Company's overall long-term incentive compensation package, although the Company excludes it as an expense when evaluating its ongoing operating performance for a particular period;

•EBITDA and Adjusted EBITDA do not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of its ongoing operations; and
•other companies in NSA's industry may calculate EBITDA and Adjusted EBITDA differently than NSA does, limiting their usefulness as comparative measures.
NSA compensates for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with the Company's analysis of net income (loss). EBITDA and Adjusted EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues and net income (loss).
FUNDS FROM OPERATIONS: Funds from operations, or FFO, is a widely used performance measure for real estate companies and is provided here as a supplemental measure of the Company's operating performance. The December 2018 Nareit Funds From Operations White Paper - 2018 Restatement defines FFO as net income (as determined under GAAP), excluding: real estate depreciation and amortization, gains and losses from the sale of certain real estate assets, gains and losses from change in control, mark-to-market changes in value recognized on equity securities, impairment write-downs of certain real estate assets and impairment of investments in entities when it is directly attributable to decreases in the value of depreciable real estate held by the entity, and after adjusting equity in earnings (losses) to reflect the Company's share of FFO in unconsolidated real estate ventures. Distributions declared on subordinated performance units and DownREIT subordinated performance units represent NSA's allocation of FFO to noncontrolling interests held by subordinated performance unitholders and DownREIT subordinated performance unitholders. For purposes of calculating FFO attributable to common shareholders, OP unitholders, and LTIP unitholders, NSA excludes distributions declared on preferred shares and preferred units, and, prior to the internalization of the PRO structure, subordinated performance units and DownREIT subordinated performance units. NSA defines CORE FFO as FFO, as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its core operating performance. These further adjustments consist of acquisition costs, integration costs, executive severance costs, gains on debt forgiveness, gains (losses) on early extinguishment of debt, casualty-related expenses, losses and related recoveries, and after adjustments for unconsolidated partnerships and joint ventures.
Management uses FFO and Core FFO as key performance indicators in evaluating the operations of NSA's properties. Given the nature of NSA's business as a real estate owner and operator, the Company considers FFO and Core FFO as key supplemental measures of its operating performance that are not specifically defined by GAAP. NSA believes that FFO and Core FFO are useful to management and investors as a starting point in measuring the Company's operational performance because FFO and Core FFO exclude various items included in net income (loss) that do not relate to or are not indicative of the Company's operating performance such as gains (or losses) from sales of self storage properties and depreciation, which can make periodic and peer analyses of operating performance more difficult. NSA's computation of FFO and Core FFO may not be comparable to FFO reported by other REITs or real estate companies.
FFO and Core FFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, operating income and net income (loss). FFO and Core FFO do not represent cash generated from operating activities determined in accordance with GAAP and are not a measure of liquidity or an indicator of NSA's ability to make cash distributions. NSA believes that to further understand the Company's performance, FFO and Core FFO should be compared with the Company's reported net income (loss) and considered in addition to cash flows computed in accordance with GAAP, as presented in the Company's consolidated financial statements.
HYPOTHETICAL LIQUIDATION AT BOOK VALUE METHOD OF UNCONSOLIDATED REAL ESTATE VENTURE: Subject to achieving certain performance benchmarks by the non-NSA investor, the distribution rights and priorities set forth in the 2024 Joint Venture agreement may differ from what is reflected by the underlying percentage ownership interest of the venture. Accordingly, NSA allocates GAAP income (loss) for its 2024 Joint Venture utilizing the hypothetical liquidation at book value ("HLBV") method, in which NSA allocates income or loss based on the change in each owners' claim on the net assets of the venture at period end assuming the liquidation of the underlying book value of the venture after adjusting for any distributions or contributions made during such period.
NET DEBT TO ANNUALIZED CURRENT QUARTER ADJUSTED EBITDA: NSA calculates net debt to Adjusted EBITDA as debt financing less cash and cash equivalents (both as reflected on the consolidated balance sheet), divided by annualized current quarter Adjusted EBITDA.
NET OPERATING INCOME:  Net operating income, or NOI, represents rental revenue plus other property-related revenue less property operating expenses. NOI is not a measure of performance calculated in accordance with GAAP.

NSA believes NOI is useful to investors in evaluating the Company's operating performance because:
•NOI is one of the primary measures used by NSA's management to evaluate the economic productivity of the Company's properties, including the Company's ability to lease its properties, increase pricing and occupancy and control the Company's property operating expenses;
•NOI is widely used in the real estate industry and the self storage industry to measure the performance and value of real estate assets without regard to various items included in net income that do not relate to or are not indicative of operating performance, such as depreciation and amortization, which can vary depending upon accounting methods, the book value of assets, and the impact of NSA's capital structure; and
•NSA believes NOI helps the Company's investors to meaningfully compare the results of its operating performance from period to period by removing the impact of the Company's capital structure (primarily interest expense on the Company's outstanding indebtedness) and depreciation of the cost basis of NSA's assets from its operating results.
There are material limitations to using a non-GAAP measure such as NOI, including the difficulty associated with comparing results among more than one company and the inability to analyze certain significant items, including depreciation and interest expense, that directly affect the Company's net income (loss). NSA compensates for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with the Company's analysis of net income (loss). NOI should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues and net income (loss).
NON-SAME STORE PORTFOLIO: Non-same store portfolio comprises those properties that do not meet the Same Store portfolio property definition.
OPERATING PARTNERSHIP UNITS:  Operating partnership units, or OP Units, are Class A common units of limited partner interest in the Company's operating partnership which are economically equivalent to NSA's common shares. NSA also owns certain of the Company's self storage properties through other consolidated subsidiaries of the Company's operating partnership, which the Company refers to as "DownREIT partnerships." The DownREIT partnerships issue certain units of limited partner or limited liability company interest that are intended to be economically equivalent to the Company's OP units, which the Company defines as DOWNREIT OPERATING PARTNERSHIP UNIT EQUIVALENTS, or DownREIT OP units.
PROs: Participating regional operators, or "PROs", were NSA's experienced regional self storage operators with local operational focus and expertise. Effective July 1, 2024, in connection with the internalization of the PRO structure, the Company purchased the PROs' management contracts. As of December 31, 2025, substantially all of the former PROs' operations have transitioned to the Company.
RENTABLE SQUARE FEET: Rentable square feet includes all enclosed self storage units but excludes commercial, residential, and covered parking space.
SAME STORE PORTFOLIO: NSA's same store portfolio is defined as those properties owned and operated on a stabilized basis since the first day of the earliest year presented. The Company considers a property to be stabilized once it has achieved an occupancy rate that is representative of similar properties in the applicable market. NSA excludes any properties sold, expected to be sold or subject to significant changes such as expansions or casualty events which cause the portfolio's year-over-year operating results to no longer be comparable.
SUBORDINATED PERFORMANCE UNITS:  Subordinated performance units, or SP Units, were Class B common units of limited partner interest in the Company's operating partnership. SP units, which were linked to the performance of specific contributed portfolios, were intended to incentivize the Company's former PROs to drive operating performance and support the sustainability of the operating cash flow generated by the contributed self storage properties that the PROs continued to manage on NSA's behalf. Because subordinated performance unit holders received distributions only after portfolio-specific minimum performance thresholds were satisfied, the Company believed SP units played a key role in aligning the interests of the Company's former PROs with NSA and the Company's shareholders. The DownREIT partnerships also issued units of limited partner interest that were intended to be economically equivalent to the Company's SP units, which the Company defines as DOWNREIT SUBORDINATED PERFORMANCE UNIT EQUIVALENTS, or DownREIT SP units. Effective July 1, 2024, in connection with the internalization of the PRO structure, all 11,906,167 outstanding subordinated performance units and DownREIT subordinated performance units were converted into an aggregate of 17,984,787 OP units and DownREIT OP units.

Equity Research Coverage

Barclays	BMO Capital Markets	BNP Paribas Exane
Brendan Lynch	Juan Sanabria	John Paul Flangos
212.526.9428	312.845.4074	646.342.5660

BofA Global Research	Citi Investment Research	Deutsche Bank
Samir Khanal	Eric Wolfe	Omotayo Okusanya
646.855.1497	212.816.2640	212.250.9284

Evercore ISI	Green Street	Jefferies
Steve Sakwa	Spenser Glimcher	Jonathan Petersen
212.446.9462	949.640.8780	212.284.1705

KeyBanc Capital Markets	Mizuho Securities	Morgan Stanley
Todd Thomas	Ravi Vaidya	Ronald Kamdem
917.368.2286	212.282.4347	212.296.8319

RW Baird	Truist Securities	UBS
Wes Golladay	Michael Lewis	Michael Goldsmith
216.737.7510	212.319.5659	212.713.2951

Wells Fargo	Wolfe Research
Eric Luebchow	Andrew Rosivach
312.630.2386	646.582.9250